                                                                EXECUTION COPY



                  EXCHANGE AND REGISTRATION RIGHTS AGREEMENT

          Exchange and Registration Rights Agreement, dated as of December 31, 1994, among Globalstar Telecommunications Limited (the "Company"), a company organized under the laws of the Islands of Bermuda, Globalstar, L.P. ("Globalstar"), a limited partnership organized under the laws of the State of Delaware, Loral/QUALCOMM Satellite Services, L.P. ("LQSS"), a limited partnership organized under the laws of the State of Delaware, AirTouch Satellite Services ("ATSS"), a corporation organized under the laws of the State of Delaware, Finmeccanica S.p.A. ("Finmeccanica"), a company organized under the laws of Italy, Hyundai/DACOM, a consortium organized under the laws of the Republic of Korea, Loral/DASA Globalstar, L.P. ("LDLP"), a limited partnership organized under the laws of the State of Delaware, Loral Globalstar, L.P. ("LGLP"), a limited partnership organized under the laws of the State of Delaware, TE.SA.M. ("TESAM"), a company organized under the laws of the Republic of France and Vodastar Limited ("Vodastar"), a company organized under the laws of the United Kingdom. Each of LQSS, ATSS, Finmeccanica, Hyundai/DACOM, LDLP, LGLP, TESAM and Vodastar is hereinafter referred to as a Partner and collectively as the Partners.

                                  WITNESSETH:

          WHEREAS, the Company hereby desires to grant to the Partners, under certain circumstances, the right to exchange (the "Exchange Right") the partnership interests in Globalstar ("Globalstar Interests") held by the Partners for shares of the Company's common stock, par value $1.00 per share (the "Common Stock");

          WHEREAS, the Company intends to maintain the effectiveness of a registration statement covering shares of its Common Stock as hereinafter provided;

          WHEREAS, the Partners own 37,000,000 Globalstar Interests as of the date hereof, and the Company has reserved 37,000,000 shares of Common Stock for purposes of issuing shares under this Agreement in order to effect the Exchange Right;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree as follows:























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1.   EXERCISE OF EXCHANGE RIGHTS.

     (a) Exchange Right. The Partners will have the right, following the Global Service Date and after at least two consecutive reported fiscal quarters of net income (the "Exchange Date"), to exchange some or all of their Globalstar Interests, on a 1-to-1 basis (the "Exchange Ratio"), for shares of Common Stock. The Exchange Ratio shall be proportionately adjusted if the Company effects a stock dividend on or a stock split or combination of the outstanding shares of Common Stock.

          (i) If the Company shall issue or otherwise distribute rights, options or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) on the date fixed for the determination of holders entitled to receive such rights, options or warrants, the Exchange Ratio shall be appropriately increased to reflect such issuance or
          distribution.   Current Market Price  shall mean the
          average daily closing price of the Common Stock on the principal securities market for the Common Stock over the five trading day period immediately preceding the ex date with respect to such issuance or distribution (i.e., the first date on which the Common Stock trades without the right to receive such issuance or distribution).

          (ii) If the Company shall merge or consolidate with or into, or shall sell or transfer all or substantially all of its assets to, another entity, and as a result the holders of Common Stock immediately prior to such transaction receive other securities and/or property, including cash, in exchange for their shares of Common Stock, the Globalstar Interests shall be exchangeable for the kind and amount of shares of stock and other securities and property receivable upon or in connection with such transaction by a holder of the number of shares of Common Stock for which such Globalstar Interests might have been exchanged (disregarding for such purpose any limitations on exchange



























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described below) immediately prior to such transaction.

     If there is any other change in the Common Stock, including without limitation, by way of a reclassification, reorganization or recapitalization, or any other means, or if any other material, extraordinary transaction with respect to the Common Stock which in the judgment of the Company's Board of Directors acting reasonably and in the best interest of the Company would (in the absence of an adjustment) change or affect the value of the conversion right intended to be afforded hereby, appropriate adjustments shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed or affected.

     (b) Exchange Notice. Following the Exchange Date, a Partner electing to exercise its Exchange Right (an "Exchanging Partner") shall submit a written notice to the Company (the Exchange Notice ) setting forth the number of Globalstar Interests then proposed to be exchanged by such Partner, upon representations and warranties as to good title and valid transfer. Upon receipt of an Exchange Notice from a Partner (the "Initial Exchanging Partner"), the Company shall promptly send to the other Partners a copy of such Exchange Notice (the "Company Notice").

     (c) Limitations on Exchanges and Change of Control. Within 45 calendar days after the giving of the Company Notice, the Company shall issue and deliver to the Initial Exchanging Partner and such other Partners joining in the exchange request as are specified in Exchange Notices received by the Company within 30 calendar days after the Company Notice is given under
Section 1(b) above, shares of Common Stock upon representations and warranties as to good title and valid transfer of the Globalstar Interests to the Company; provided however, the Company shall not be obligated to effect, or take any action to effect, any such exchanges to the extent that: (i) in any 12-month period, the sum of the number of Globalstar Interests exchanged pursuant to this Agreement shall exceed 5% of the total number of Globalstar Interests outstanding (including Globalstar Interests then held by the Company) or (ii) the number of shares of Common Stock issued by the Company pursuant to this Agreement in any twelve-month period would exceed 10% of the number of shares of Common Stock outstanding at the beginning of such period. Notwithstanding the foregoing, in the event of a bona fide offer or solicitation that would result in a GTL Change of Control involving a majority of the outstanding shares or majority of the Company's Board of Directors not approved by the Consent of the Partners as set forth in Section 6.03 of the Partnership Agreement, the Exchange Right will become fully exercisable,

























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regardless of the above-stated limitations and whether or not the Global
Service Date has occurred.

     (d) Certain Allocations. If the number of Globalstar Interests requested to be exchanged exceeds the number which can be exchanged pursuant to Section 1(c) above, the amount of Globalstar Interests available for exchange shall be pro rated according to the relative Percentage Interests of all Exchanging Partners submitting Exchange Notices on the same day. For purposes of this
Section 1(d), the Initial Exchanging Partner, together with all Partners submitting their Exchange Notices within 30 calendar days after the giving of the Company Notice pursuant to Section 1(c) above, shall be deemed to have submitted their Exchange Notices on the same day.

     (e) Closing.  The closing of the transactions contemplated by this
Section 1 shall take place at such time and place as shall be mutually agreed upon by the parties involved (the "Closing"). At the Closing, the Exchanging Partners shall relinquish to the Company relevant Globalstar Interests and the Company shall deliver to such Exchanging Partners shares of Common Stock, registered in the name of such Exchanging Partners or their designees.

     (f) Restricted Securities. Any Common Stock issued by the Company to Exchanging Partners prior to the effectiveness of a registration statement filed with the Securities and Exchange Commission pursuant to Section 2 below shall be restricted securities and any Partner receiving such restricted securities shall at the time of issuance of such securities, represent and warrant to the Company that it is acquiring such securities solely for its own account for investment and not with a view to the resale or distribution thereof. The certificates evidencing such restricted securities shall bear a restrictive legend to the effect that the Common Stock represented thereby have not been registered under the Securities Act of 1933, as amended (the
 Securities Act ), and may not be sold except pursuant to an effective registration statement under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof.

     (g) Sale by Partner. Each Partner hereby agrees that it will not, directly or indirectly, transfer, sell, assign, pledge, hypothecate, encumber or otherwise dispose of, to any person, in one or a series of transactions, any Common Stock received pursuant to this Agreement, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.


























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2.   REGISTRATION RIGHTS.

     (a) Registration Statement. As promptly as practicable after the Exchange Date and from time to time thereafter as contemplated by this Agreement and as required under applicable law, the Company shall use its best efforts to effect a registration pursuant to Rule 415 under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) registering the maximum number of shares of Common Stock subject to the Exchange Right during the following twelve month period and, to the extent required by applicable law, the resale of such shares by the Partners; provided that the Company shall not be obligated to effect, or take any action to effect, any qualification under blue sky laws pursuant to this Section 2 in any particular jurisdiction in which the Company would be required to (i) qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this Section 2(a), be obligated to be so qualified or (ii) execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder. The Company hereby warrants and agrees that it is the intent of this Agreement to permit resales by the Partners that will not be subject to the volume and holding period limitations set forth in either Rule 144 or 145 under the Securities Act.

     (b) Distribution by Partner. If an Exchanging Partner intends to sell or distribute the Common Stock received pursuant to its exercise of Exchange Rights under Section 1, it shall so advise the Company in the Exchange Notice submitted pursuant to Section 1.

     (c) Registration of Additional Shares. The registration statement filed pursuant to this Section, may, in addition to the shares of Common Stock subject to Exchange Rights set forth in Section 2(a) above, include other securities for sale for the Company's own account or for the account of any other person.

     (d) Assignability. The exchange and registration rights of a Partner set forth in this Agreement shall be assignable, in whole or in part, to any transferee of such Partner s Globalstar Interests or the holder of shares received pursuant to the exercise of Exchange Right, as applicable, provided such























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transferee or holder agrees to be bound by all provisions of this Agreement.

     (e) Lock-Up Period. Notwithstanding the foregoing, if the Company shall furnish to the Partners a certificate (the Company Certificate ) signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, acting reasonably and in the best interest of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed or for the Partners to sell Common Stock acquired pursuant to this Agreement under any such effective registration statement and it is therefore essential to defer the filing of the registration statement or suspend the ability of the Partners to sell Common Stock acquired pursuant to this Agreement under an effective registration statement, then the Company shall have the right to defer such filing or suspend the ability of the Partners to sell Common Stock acquired pursuant to this Agreement under an effective registration statement for a period of not more than 120 days from the date of the Company Certificate; provided however, that the Company may not utilize this right more than once in any twelve month period. Upon any certification by the Company pursuant to this Section 2(e), each Partner or its designee owning shares of Common Stock acquired pursuant to this Agreement agrees that it shall not dispose of such Common Stock during the above-stated 120 day period other than pursuant to the limitations applicable to "restricted securities" within the meaning of Rule 144 under the Securities Act and that any sale by such Partner or its designee of such Common Stock during this period shall be made only to a Person who has agreed to comply with the provisions of this Section 2(e) for the balance of the 120 day period.

     (f) Expenses. All registration expenses incurred in connection with any registration, qualification or compliance pursuant to this Section 2, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expenses of any special audits incident to or required by any such registration, shall be borne by Globalstar. All selling expenses shall be borne by the Exchanging Partners pro rata on the basis of the number of Globalstar Interests exchanged. Selling expenses shall mean all costs and commissions applicable to the sale of the Common Stock and all fees and disbursements of common counsel for all of the Exchanging Partners.

     (g) Documents to be Furnished to Partners. The Company shall furnish to each Partner such number of conformed copies of

























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such registration statement and of each such amendment and supplement thereof
(in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such Partner may reasonably request.

     (h) Listing. The Company shall use its best efforts to list all Common Stock covered by such registration statement on any securities exchange or automated quotation system on which any of the Common Stock is then listed.

     (i) Information to be Furnished to Company. Each of the Partners shall furnish to the Company such information regarding such Partner and the distribution proposed by any such Partner as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Section 2.

     (j) Amendments. The Company shall prepare and file with the Securities and Exchange Commission (the SEC ) such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     (k) Rule 144 Information. With a view to making available to the Partners the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Partner to sell restricted securities or securities subject to Rule 145 of the Company to the public without registration, the Company agrees to: (i) make and keep public information available, as those terms are understood and defined in Rule 144; (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934 (the Exchange Act ); and (iii) furnish to any Partner, so long as the Partner owns any Globalstar Interests, forthwith upon request (A) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (B) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (C) such other information as may be reasonably requested in availing any Partner of any rule or regulation of the SEC which permits the selling of any such securities without registration.

























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3.  EQUAL TREATMENT.

     Nothing contained in this Agreement shall prohibit the Company from offering following the Exchange Date to purchase Globalstar Interests held by a Partner for cash or any other consideration, or to exchange additional shares of its Common Stock for Globalstar Interests held by a Partner, all on such terms and conditions as the Company and such Partner may agree, provided that the Company shall offer to purchase or exchange upon such terms and conditions equally pro rata to all the other Partners. Except as set forth in Sections 1, 3 and 7 hereof, the Company shall not permit any other exchanges or purchases with any Partner.

4.  INDEMNIFICATION.

     (a) Indemnification by the Company and Globalstar. The Company and Globalstar will indemnify each of the Partners, as applicable, each of its officers, directors and partners, and each person controlling each Partner, with respect to the registration which has been effected pursuant to Section 2 hereof, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and the Company and Globalstar will reimburse each Partner, each of its officers, directors and partners, and each person controlling each of the Partners, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that the Company and Globalstar will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by any Partner with respect to such Partner and stated to be specifically for use therein.

     (b) Indemnification by Partners. Each Partner will indemnify the Company and Globalstar, each of their respective directors or Committee members, as the case may be, and officers,
























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each person who controls the Company or Globalstar within the meaning of the
Securities Act and the rules and regulations thereunder, each other Partner and each of their officers, directors, and partners, and each person controlling such other Partner, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact with respect to such Partner contained in any such registration statement, prospectus, offering circular or other document made by such Partner, or any omission (or alleged omission) to state therein a material fact with respect to such Partner required to be stated therein or necessary to make the statements by such Partner therein not misleading, and will reimburse the Company, Globalstar and such other Partner and each of their respective directors, officers and partners and each person controlling each of the Company, Globalstar and such other Partner for any legal or any other expenses reasonably incurred by such party in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Partner with respect to such Partner and stated to be specifically for use therein; provided however, that the obligations of each of the Partners hereunder shall be limited to an amount equal to the net proceeds to such Partner of securities sold on such occasion as contemplated herein.

     (c) Proceedings.  Each party entitled to indemnification under this
Section 4 (the Indemnified Party ) shall give notice to the party required to provide indemnification (the Indemnifying Party ) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in such action, in which case the fees and expenses of counsel shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this

























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Section 4 unless the Indemnifying Party is materially prejudiced thereby.
Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. No Indemnifying Party shall settle any claim or action unless it shall have first received an unconditional release of all Indemnified Parties from such claim or action.

     (d) Contribution. If the indemnification provided for in this Section 4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     (e) Indemnification Payments. Any indemnification payments required to be made to an Indemnified Party under this Section 4 shall be made as the related claims, losses, damages, liabilities or expenses are incurred.

5.  REPRESENTATIONS AND WARRANTIES.

     (a) Representations and Warranties of the Company. Each of the Company and Globalstar represents and warrants to each of the Partners as follows:

          (i) The execution, delivery and performance of this Agreement by the Company or Globalstar, as the case may be, have been duly authorized by all requisite corporate or partnership action and will not violate any provisions of law, any order of any court or other agency of government, its

























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         organizational documents or any provision of any
         indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Company or Globalstar, as the case may be.

          (ii) This Agreement has been duly executed and delivered by the Company or Globalstar, as the case may be, and constitutes the legal, valid and binding obligation of the Company or Globalstar, as the case may be, enforceable in accordance with its terms.

     (b) Representations and Warranties of the Partners. Each of the Partners represents and warrants to each of the Company and Globalstar as follows:

          (i) The execution, delivery and performance of this Agreement by such Partner have been duly authorized by all requisite corporate, partnership or consortium action and will not violate any provisions of law (assuming compliance by the Company and Globalstar with all applicable federal or state securities laws), any order of any court or other agency of government, the organizational documents of the Partner or any provision of any indenture, agreement or other instrument to which it or any of its properties or assets is bound, conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Partner, other than possible conflicts, breaches or defaults which in the aggregate would not have a material adverse effect.































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          (ii) This Agreement has been duly executed and delivered
          by the Partner and constitutes the legal, valid and binding obligation of the Partner, enforceable in accordance with its terms.

6.   EFFECTIVENESS OF AGREEMENT.

     This Agreement shall become effective only upon the consummation by the Company of its offering of shares of its Common Stock pursuant to the registration statement on Form S-1 (No. 33-86808) filed with the Securities and Exchange Commission and the purchase by the Company of Globalstar Interests in connection therewith.

7.   ADDITIONAL PARTNERS.

     The Company and Globalstar shall have the right but not the obligation to amend this Agreement to include any partner of Globalstar admitted from time to time on the terms and conditions set forth herein.

8.   MISCELLANEOUS.

     (a) Section Headings. The headings of the sections and subsections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part thereof.

     (b) Definitions. Defined terms used herein not otherwise defined shall have the meanings set forth in the Amended and Restated Agreement of Limited Partnership of Globalstar, L.P., dated of even date hereof (the Partnership Agreement ).

     (c) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided however, that this Agreement may not be assigned by any party hereto other than in compliance with the terms hereof.

     (d) Notices.  Notices shall be given pursuant to the provisions of
Section 15.01 of the Partnership Agreement.

     (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

     (f) Entire Agreement. This Agreement and the Partnership Agreement constitute the entire understanding of the parties hereof with respect to the subject matter hereof and supersede all prior understanding among such parties.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (h) Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                    GLOBALSTAR TELECOMMUNICATIONS LIMITED

                    By:  /s/ Michael B. Targoff
                         Name:
                         Title:

                    GLOBALSTAR, L.P.


                    By:  /s/ Michael B. Targoff
                         Name:
                         Title:

                    LORAL/QUALCOMM SATELLITE SERVICES, L.P.
                      by LORAL/QUALCOMM PARTNERSHIP, L.P.,
                      its general partner
                      by LORAL GENERAL PARTNER, INC.,
                      its general partner


                    By:  /s/ Michael B. Targoff
                         Name:
                         Title:

                    AIRTOUCH SATELLITE SERVICES


                    By:  /s/ Lloyd Rezler
                         Name: Lioyd Rezler
                         Title: Vice President

                    FINMECCANICA S.p.A.


                    By:  /s/
                         Name:
                         Title:

                    HYUNDAI/DACOM


                    By:  /s/ J. K. Shim
                         Name: J. K. Shim
                         Title: Executive Director
                                Satellite Business Division

                    LORAL/DASA GLOBALSTAR, L.P.,
                      by LORAL GLOBALSTAR, L.P.,
                      its general partner
                      by LORAL GENERAL PARTNER, INC., its
                      general partner


                    By:  /s/ Michael B. Targoff
                         Name:
                         Title:


                    LORAL GLOBALSTAR, L.P.
                      by LORAL GENERAL PARTNER, INC.,
                      its general partner


                    By:  /s/ Michael B. Targoff
                         Name:
                         Title:

                    TE.SA.M.


                    By:  /s/ Enrique Fernandez
                         Name:
                         Title: Chairman

                    VODASTAR LIMITED


                    By:  /s/ E. J. Peett
                         Name: E. J. Peett
                         Title: Executive Director